Date of Report (Date of earliest event reported): August 12, 2010

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Insight Management Corporation
(Exact name of registrant as specified in its charter)
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Florida	333-148697	20-8715508
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

408 West 57th Street, Suite 8E New York, New York 10019 Care of: Sayid and Associates LLP
(Address of principal executive offices)

(866) 787-3588
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 6, 2010, John Vota resigned as President/CEO of Insight Management with immediate effect.  Mr. Vota cited health concerns as the reason for his resignation. Ms. Vota also resigned as Treasurer of Insight Management, as well as, any directorship and officer positions in any Insight Management subsidiary.

The President/CEO resigning does not indicate that he has any dispute or disagreement relating to the Company’s operations, policies or practices.

Effective as of August 6, 2010, Insight Management appoints Kevin Jasper as interim President/CEO pending the completion of an executive search for a suitable candidate.  The current Board of Directors of Insight Management, Stephen Vlahos and Kevin Jasper, shall constitute the Board of Directors of each of the subsidiaries of the Company.

The foregoing summary is qualified by reference to the text of the letter and resignation filed herewith as exhibits 17.1 and incorporated herein by reference.

Item 9.01.     Financial Statements, Pro Forma Financial Information and Exhibits.

 (d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
17.1	Letter of Resignation – John P. Vota

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010	INSIGHT MANAGEMENT CORPORATION.

	By	/s/ Kevin Jasper
Kevin Jasper
Interim Chief Executive Officer
(Principal Executive Officer)